Exhibit 10.21
TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (the “Agreement”) is made on November 15, 2018 (the "Effective Date") by and between Rokk3r Labs LLC., a Florida limited liability corporation, with its principal place of business at 2121 NW 2nd Ave., Miami, FL, 33127 (the "Licensor") and Rokk3r Inc., a Nevada corporation with its principal place of business at 2121 NW 2nd Ave., Miami, FL, 33127 (the "Licensee").

RECITALS

A. Licensor is the owner of the trademark ROKK3R in word form and in all style and design variations used to date by Licensor or its authorized licensees (the “Mark”); and

B. Licensee desires to license the right to use the Mark in connection with its business in the manner and form that they are registered under the US Trademark Act of 1946, and in accordance with the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.
License. Licensor hereby grants to Licensee a limited, worldwide, non-exclusive, non-transferable, license to use the Mark on or in connection with Licensee’s product or services offerings for the Term, and in accordance with the terms of this Agreement.

2.	License Fees. The Licensee shall pay the Licensor an annual fee in the amount of $120,000.00, payable annually on the anniversary of the Effective Date.

3.
Quality Standards and Maintenance. Licensee agrees to comply with all reasonable polices, procedures, and quality standards, and all product and service offerings must at all times comply with the specifications established by the Licensor with which it claims to comply, as they may be amended from time to time at the discretion of the Licensor. Failure of the Licensee or any product or service offering to comply and conform to the foregoing shall constitute a material breach of this Agreement. If the product or service offerings fail to comply with the specification advertised by Licensee as being implemented, use of the Mark on or in connection with the product or service offerings should constitute a breach of this Agreement. Licensor will rely upon Licensee’s quality control procedures in relation to Licensee’s use of the Mark, which procedures shall be consistent with industry standard norms. From time to time, or upon request, Licensee will provide Licensor, or its duly authorized representative, without cost to Licensor, samples of marketing collateral distributed by Licensee, as well as a declaration that the quality of the product or service offerings bearing the Mark is consistent with industry standard norms. If, following its own internal review due process, Licensor objects to the use of the Mark on any such materials, Licensor shall provide its objections in writing to Licensee. If these objections have not been addressed by Licensee to Licensor’s satisfaction within 60 days of delivery of said notice by Licensor to Licensee, Licensee shall refrain from such further use of the Mark until Licensee has satisfied Licensor’s objections.

4.	Form of Use. The Licensee shall use and display the Mark only in the manner and form that they are registered under the US Trademark Act of 1946, and in accordance with the terms of this Agreement.

5.
Reservation of Rights. Licensee may use the term ROKK3R without regard to the terms of this Agreement. Licensor, however, expressly reserves the sole and exclusive ownership of the Mark. The parties expressly agree that, except for the license granted hereunder, Licensee shall not have any right, title or interest in or to the Mark. Licensee agrees that it will do nothing inconsistent with such ownership and that its use of the Mark shall inure to the benefit of Licensor. Licensor shall retain the exclusive right to apply for and obtain registrations of the Mark (and any variations thereof) throughout the world. Licensee agrees not to use the Mark or apply for any trademark service mark, d/b/a or other designation that incorporates the Mark unless previously authorized in writing by Licensor, which approval will not be unreasonably withheld. Licensee shall not engage, participate or otherwise become involved in any other activity or course of action that diminishes or tarnishes the image or reputation of the Mark or otherwise derogates or challenges Licensor’s rights. Licensee may use the Mark to indicate that a product or service offering complies with Licensor’s specifications, but shall not use the Mark in any way that indicates or suggests endorsement or sponsorship of any product or service offering by Licensor.

6.
Term. This Agreement will begin on the Effective Date and end on November 12, 2019 (the "Term"), unless terminated earlier. Following the initial term, this Agreement may be automatically renew for successive one-year terms, unless terminated earlier. If a party elects not to renew this Agreement, that party shall provide Notice of that intention to the other party at least 30 days before the renewal date. Notwithstanding the foregoing, Licensor acknowledges and ratifies the sues of the Mark by Licensee the use of the Mark by Licensee.

7.
Termination of Agreement. This Agreement may be terminated by either party upon fifteen (15) days written notice to the other party upon: (i) the default by either party in the performance of any of the terms, conditions, or covenants of this Agreement, and failure to remedy such default within thirty (30) days after written notice or demand; (ii) the insolvency of Licensee; (iii) the filing of a petition in bankruptcy by Licensee; or (iv) an adjudication that Licensee is bankrupt. On the expiry or earlier termination of this Agreement, the Licensee shall discontinue and cease all use of the Mark.

8.
Infringement Proceedings. Licensor shall have the sole authority and right to prosecute any infringement and any unauthorized use of the Mark, at its sole option. In the event that Licensee learns of any unauthorized use of the Mark, Licensee shall notify Licensor promptly, and, if requested to do so, shall cooperate with and assist (at Licensor’s expense) in any infringement action that Licensor may bring.

9.
Indemnity. Licensor assumes no liability to Licensee or to any third party with respect to any product or service offering sold by Licensee under the Mark, and Licensee will indemnify Licensor against losses incurred through claims of third persons against Licensor involving the manufacture or sale of such products or services.

10.
Limitation on Liability.  LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE LICENSED MARK. IN NO EVENT SHALL THE PARTIES, ITS DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL, OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR TO LICENSEE’S USE OF THE LICENSED MARK, EVEN IF LICENSOR IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.

11.
Relationship of the Parties. This Agreement shall not be construed to make either party the agent, partner or legal representative of the other, and neither party may assume or create any obligations for, on behalf of, or in the name of the other party, or commit any act, make any representation, or advertise in any manner that may adversely affect any rights of the other party or be detrimental to its name or reputation and either party shall indemnify the other party against any losses, damage and third party claims.

12.
Confidentiality. During the term of this Agreement, the parties shall hold any and all non-public information of the parties, including without limitation any information relating to the Mark (“Confidential Information”) in confidence and shall not disclose the Confidential Information to any third party, except to those of their employees, independent contractors, and subcontractors as reasonably required in connection with the performance of this Agreement.

13.
Notices. All notices hereunder shall be sent to the following contacts for each of the parties.  Either party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other party notice in the manner herein set forth.  Proof of delivery may be made by any reasonable means establishing receipt of such notice:

For Licensor:

Rokk3r Labs LLC.
Attention: Juan Montoya
2121 NW 2nd Ave Ste 203
Miami, FL 33127
Email: juan@rokk3rlabs.com

For Licensee:

Rokk3r, Inc.
Attention:  Carlos Escobar
2121 NW 2nd Ave Ste 203
Miami, FL 33127
Email: carlos@rokk3r.com

14.	Miscellaneous.

14.1
Assignment. Licensee shall not assign or sublicense this Agreement or its rights hereunder, without Licensor's prior written consent. However, Licensee may assign this Agreement and its rights hereunder to any of Licensee’s affiliates or to any person, corporation, or entity with which Licensee is merged or otherwise combined or which may acquire equity interests in or assets of Licensee or in which Licensee may acquire equity interests in or assets or to any other successor in interest.

14.2
Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to its subject matter. Any amendment to this Agreement shall be made in writing and shall be signed by both parties.

14.3
Waiver. The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.4
Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Venue of any action brought hereunder shall lie in Miami-Dade County, Florida.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ROKK3R LABS LLC.

By: /s/ Juan Montoya
Name: Juan Montoya
Title: COO

ROKK3R INC.

By: /s/ Nabyl Charania
Name: Nabyl Charania
Title: CEO

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